                               PIERRE FOODS, INC.
                               9990 Princeton Road
                             Cincinnati, Ohio 45246


                                as of May 5, 2001


                           AMENDMENT NO. 1 TO LOAN AND
                        SECURITY AGREEMENT ("Amendment")


Fleet Capital Corporation
6100 Fairview Road, Suite 200
Charlotte, North Carolina   28210

Ladies and Gentlemen:

         Reference is hereby made to that certain Loan and Security Agreement, dated May 24, 2000 (such Loan and Security Agreement, as amended, modified, supplemented or restated from time to time, being hereinafter referred to as the "Loan Agreement"), between Pierre Foods, Inc. (formerly known as Fresh Foods, Inc.), a North Carolina corporation ("Borrower"), and Fleet Capital Corporation, a Rhode Island corporation ("Lender"), pursuant to which, upon the terms and subject to the conditions contained therein, the Lender has agreed to make loans and extend credit to and for the benefit of the Borrower. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

         The Borrower has requested that the Lender amend Section 9.3.1, Consolidated Net Worth, of the Loan Agreement, and the Lender has agreed to such request.

         The effectiveness of this amendment shall be subject to the receipt by the Lender of an amendment fee in the amount of $20,000. Upon satisfaction of such condition precedent, the Lender and the Borrower hereby agree to amend the Loan Agreement by deleting Section 9.3.1, Consolidated Net Worth, in its entirety and by substituting in lieu thereof the following:

         "9.3.1 Consolidated Net Worth. Beginning with the fiscal year ending March 3, 2001, Borrower and its Subsidiaries shall maintain at all times during the then current fiscal year, Net Worth of not less than the sum of $24,000,000, plus seventy-five percent (75%) of Consolidated Net Income for each fiscal year ending after March 2, 2002 (with no reduction for negative Consolidated Net Income)."

                  2. As of the date of the execution of this Amendment, the Borrower is in compliance with all of the other terms and provisions set forth in the Loan Agreement and the other Loan Documents to be observed or performed by the Borrower.

         The Borrower hereby (a) reaffirms all covenants, representations and warranties made in the Loan Agreement and the other Loan Documents to the extent the same are not amended hereby, (b) ratifies and reaffirms the validity, legality and enforceability of the Loan Agreement and the other Loan Documents,
(c) agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date of this Amendment, and (d) agrees that each of the Loan Agreement and the other Loan Documents is and shall remain in full force and effect until all of the Obligations have been indefeasibly paid and satisfied in full and the Loan Agreement has been terminated in writing. Any default by the Borrower in its warranties and representations made in this Amendment shall constitute an additional Event of Default under the Loan Agreement.

         This Amendment, the Loan Agreement, the Loan Documents and the documents required to be delivered pursuant hereto, constitute the entire understanding of the parties with respect to the subject matter hereof and thereof.

         Any individual or collective reference to any of the Loan Documents shall hereafter mean such Loan Document as amended by this Amendment, and as further amended, modified, supplemented or restated from time to time, including, without limitation, all references to the Loan Agreement, which shall mean the Loan Agreement as amended hereby and as further amended, modified, supplemented or restated from time to time.

         Except as specifically amended hereby, the Loan Agreement and the other Loan Documents, and each and every term and provision thereof, shall remain in full force and effect and are hereby ratified and confirmed. The Lender's agreement as herein requested shall not constitute (a) a waiver of, or affect or diminish in any way, any of the Lender's rights, powers or remedies of the Lender under the Loan Agreement, the other Loan Documents or any of the other documents, instrument and agreements executed or delivered in connection therewith or herewith or (b) an amendment, modification or alteration of the Loan Agreement or the other Loan Documents except as specifically set forth herein.

         This Amendment shall be construed, interpreted and enforced in accordance with the laws of the State of North Carolina; and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         The Borrower shall reimburse the Lender for all legal fees and expenses incurred by the Lender for the preparation, execution and delivery of this Amendment and the documents contemplated hereby.

         This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WAIVES THE RIGHT TO TRIAL BY JURY (WHICH THE LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AMENDMENT, LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL.

         If this letter correctly states the terms of our agreement to amend the Loan Agreement and if the Lender is in accord with the foregoing amendment and consent, please sign the form of this Amendment on the enclosed counterparts and return the same to the undersigned.

                                       Yours very truly,

                                       PIERRE FOODS, INC. (formerly known as
                                                Fresh Foods, Inc.)


                                       By: /s/ Pamela M. Witters
                                           ---------------------
                                           Title: CFO
                                                  ---

Amendment made effective as of
the 5th day of May, 2001.

FLEET CAPITAL CORPORATION


By: /s/ Sharon J.Garner
    -------------------
    Title: Vice President
           --------------